RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                      April 1, 2001 through March 31, 2002
             Affiliated Underwriter: Banc of America Securities, LLC

                                   Type of
                                   Security* Date                                   Principal/           Price                % of
                                   (1), (2)  Offering  Purchase                     Shares               Paid         % of    Fund
             Issuer                (3), (4)  Commenced   Date     Selling Broker**  Purchased    Price   by Fund      Issue   Assets
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

NATIONS FUND TRUST
NATIONS BALANCED ASSETS
Public Service Electric
 Group Power, 6.875%, 04/15/2006         1   04/09/01  04/09/01    Morgan Stanley       500,000    99.48  $497,405     0.10%   0.14%
Public Service Electric
 Group Power, 6.875%, 04/15/2006         1   04/09/01  04/09/01    Morgan Stanley       500,000    99.48  $497,405     0.10%   0.14%
                                                                    Salomon Smith
Premedia, 8.875%, 05/15/2011             1   05/03/01  05/03/01        Barney            26,000    98.54   $25,620     0.01%   0.03%
Boeing Capital, 5.65%, 05/15/2006        1   05/03/01  05/03/01    CS First Boston      190,000    99.82  $189,654     0.02%   0.20%
                                                                    Salomon Smith
Premedia, 8.875%, 05/15/2011             1   05/03/01  05/03/01        Barney           100,000    98.54   $98,537     0.02%   0.03%
Boeing Capital, 5.65%, 05/15/2006        1   05/03/01  05/03/01    CS First Boston      700,000    99.82  $698,726     0.07%   0.19%
Worldcom, Inc., 7.50%, 05/15/2011        1   05/09/01  05/09/01    JP Morgan Chase      750,000    98.90  $741,780     0.02%   0.20%
Worldcom, Inc., 7.50%, 05/15/2011        1   05/09/01  05/09/01    JP Morgan Chase      175,000    98.90  $173,082     0.00%   0.19%
National Rural Utilities, 6.00%,
 05/15/2006                              1   05/16/01  05/16/01      Lehman Bros        180,000    99.54  $179,172     0.01%   0.19%
Adelphia Communications, 10.25%,                                    Salomon Smith
 06/15/2011                              1   06/07/01  06/07/01        Barney           460,000   100.00  $460,000     0.05%   0.12%
Harrahs Operating Co., Inc.,                                        Salomon Smith
 7.125%, 06/01/2007                      1   06/07/07  06/07/01        Barney           295,000    99.57  $293,743     0.06%   0.08%
Ryland Group, 9.125%, 06/15/2011         1   06/08/01  06/08/01      USB Warburg         85,000   100.00   $85,000     0.06%   0.02%

NATIONS STRATEGIC INCOME
Public Service Electric
 Group Power, 6.875%, 04/15/2006         1   04/09/01  04/09/01    Morgan Stanley       400,000    99.48  $397,924     0.08%   0.15%
Boeing Capital, 5.65%, 05/15/2006        1   05/03/01  05/03/01    CS First Boston      400,000    99.82  $399,272     0.04%   0.18%
American Electronic Power, 6.125%,
 05/15/2006                              1   05/04/01  05/04/01     Merrill Lynch       300,000    99.70  $299,088     0.03%   0.13%
Worldcom, Inc. , 7.50%, 05/15/2011       1   05/09/01  05/09/01    JP Morgan Chase      400,000    98.90  $395,616     0.01%   0.18%
Harrahs Operating Co., Inc., 7.125%,                                Salomon Smith
 06/01/2001                              1   06/07/07  06/07/01        Barney           140,000    99.57  $139,404     0.03%   0.06%
Wellpoint Health Network, 6.375%,                                   Salomon Smith
 06/15/2006                              1   06/12/01  06/12/01        Barney           180,000    99.77  $179,590     0.04%   0.08%
Abbott  Laboratories, 5.125%,
 07/01/2004                              1   06/28/01  06/28/01     Goldman Sachs       400,000    99.77  $399,088     0.00%   0.18%
Kern River Funding Corporation,
 6.676%, 07/31/3016                      3   08/08/01  08/08/01    CS First Boston      420,000   100.00  $420,000     0.08%   0.19%
Verizon New England, 6.50%,                                         Deutsche Banc
 09/15/2011                              1   08/15/01  08/15/01      Alex Brown         194,000    99.77  $193,562     0.02%   0.09%
Conagra Foods, 6.75%, 09/15/2011         1   09/05/01  09/05/01     Merrill Lynch       130,000    99.95  $129,932     0.13%   0.06%
Cinergy  Corporation, 6.25%,
 09/02/2004                              1   09/06/01  09/06/01    Barclays Capital     144,000    99.99  $143,981     0.03%   0.06%
                                                                    Morgan Stanley
GMAC 8%, 11/01/2031                      3   10/26/01  10/26/01      Dean Witter        390,000   $98.90  $385,718     0.02%   0.17%
GMAC, 6.875%, 09/15/2011                 1   10/26/01  10/26/01    JP Morgan Chase      292,000   $96.60  $282,069     0.11%   0.12%
Ford Motor Credit Corporation,                                      Credit Suisse
 7.25%, 10/25/2020                       1   10/22/01  10/22/01      First Boston       408,000   $99.62  $406,450     0.02%   0.18%
Verizon Pennsylvania, 5.65%,
 11/15/2011                              1   11/07/01  11/07/01     Merrill Lynch       216,000   $99.74  $215,445     0.09%   0.09%
Occidental Petroleum                     1   11/29/01  11/29/01    JP Morgan Chase       95,000   $99.88   $94,890     0.38%   0.04%
Cingular Wireless                        1   12/06/01  12/06/01    JP Morgan Chase       90,000   $99.59   $89,627     0.01%   0.04%
                                                                    Salomon Smith
Pemex Master Trust, 8.625%, 02/01/2022   3   01/25/02  01/25/02         Barney          197,000   $98.88  $194,786     0.00%   0.09%
                                                                    Salomon Smith
Target Corporation, 5.875%, 03/01/2012   1   03/04/02  03/04/02         Barney           76,000   $99.66   $75,741     0.00%   0.03%
Weyerhaeuser Corporation, 7.375%,
 3/15/2032                               3   03/06/02  03/06/02    JP Morgan Chase       44,000   $98.70   $43,429     0.00%   0.02%
Gannett Company, Inc., 6.375%,
 04/01/2012                              1   03/11/02  03/11/02    JP Morgan Chase       78,000   $99.74   $77,800     0.02%   0.04%
General Electric Capital
 Corporation, 6.75%, 03/15/2032          1   03/13/02  03/13/02     Lehman Bros.        704,000   $99.88  $703,183     0.01%   0.32%

NATIONS SHORT TERM INCOME
Abbott Laboratories, 5.125%,
 07/01/2004                              1   06/28/01  06/28/01     Goldman Sachs     2,120,000    99.83 $2,116,417    0.00%   0.57%
Weyerhaeuser Corporation, 5.50%,
 03/15/2005                              3   03/06/02  03/06/02    JP Morgan Chase    3,000,000   $99.86 $2,995,890    0.03%   0.49%
Gannett Company, Inc. 4.95%
 04/01/2005                              1   03/11/02  03/11/02       Banc One        4,000,000   $99.82 $3,992,840    0.07%   0.65%

NATIONS BOND
Public Service Electric
 Group Power, 6.875%, 04/15/2006         1   04/09/01  04/09/01    Morgan Stanley     8,515,000    99.48 $8,470,807    1.70%   0.36%
                                                                    Salomon Smith
Premedia, 8.875%, 05/15/2011             1   05/03/01  05/03/01        Barney         1,583,000    98.54 $1,559,841    0.32%   0.07%
Boeing Capital, 5.65%, 05/15/2006        1   05/03/01  05/03/01    CS First Boston    15,270,000   99.82 $15,242,209   1.53%   0.64%
American Electronic Power, 6.125%,
 05/15/2006                              1   05/04/01  05/04/01     Merrill Lynch     8,000,000    99.70 $7,975,680    0.80%   0.33%
Worldcom, Inc. , 7.50%, 05/15/2011       1   05/09/01  05/09/01    JP Morgan Chase    9,680,000    98.90 $9,573,907    0.24%   0.40%
National Rural Utilities, 6.00%,
 05/15/2006                              1   05/16/01  05/16/01      Lehman Bros      5,695,000    99.54 $5,668,803    0.32%   0.24%
Adelphia Communications, 10.25%,                                    Salomon Smith
 06/15/2011                              1   06/07/01  06/07/01        Barney         5,790,000   100.00 $5,790,000    0.58%   0.24%


Harrahs Operating Co., Inc., 7.125%,                                Salomon Smith
 06/01/2007                              1   06/07/07  06/07/01        Barney         4,115,000    99.57 $4,097,470    0.82%   0.17%
Ryland Group, 9.125%, 06/15/2011         1   06/08/01  06/08/01      USB Warburg      1,030,000   100.00 $1,030,000    0.69%   0.04%
Wellpoint Health Network, 6.375%,                                   Salomon Smith
 06/15/2006                              1   06/12/01  06/12/01        Barney         5,289,000    99.77 $5,276,941    1.18%   0.22%
Potlatch Corp, 10%, 07/15/2011           1   06/26/01  06/26/01     Goldman Sachs     2,185,000   100.00 $2,185,000    0.87%   0.09%
PSEG Energy, 8.5%, 06/15/2011            1   06/27/01  06/27/01      Lehman Bros      2,820,000    99.82 $2,815,009    0.51%   0.09%
Airgas, Inc. 9.125%, 10/01/2011          3   07/25/01  07/25/01     Goldman Sachs       955,000   100.00  $955,000     0.42%   0.04%
Ryland Corporate, 8%, 08/15/2006         1   08/13/01  08/13/01    CS First Boston    1,620,000   100.00 $1,620,000    1.62%   0.07%
Verizon New England, 6.50%,                                         Deutsche Banc
 09/15/2011                              1   08/15/01  08/15/01      Alex Brown       5,836,000    99.77 $5,822,811    0.58%   0.24%
Conagra Foods, 6.75%, 09/15/2011         1   09/05/01  09/05/01     Merrill Lynch     3,925,000    99.95 $3,922,959    3.93%   1.73%
Cinergy  Corporation, 6.25%,
 09/02/2004                              1   09/06/01  09/06/01   Barclays Capital    4,320,000    99.99 $4,319,438    0.86%   0.16%
                                                                   Morgan Stanley
GMAC 8%, 11/01/2031                      3   10/26/01  10/26/01     Dean Witter      11,826,000   $98.90 $11,695,914   0.47%   0.47%
                                                                   Morgan Stanley
GMAC, 6.875%, 09/15/2011                 1   10/26/01  10/26/01     Dean Witter       9,215,000   $96.60 $8,901,598    3.56%   0.50%
Ford Motor Credit Corporation,                                      Credit Suisse
 7.25%, 10/25/2020                       1   10/22/01  10/22/01     First Boston     12,442,000  $99.62 $12,394,720   0.50%   0.50%
Verizon Pennsylvania, 5.65%,
 11/15/2011                              1   11/07/01  11/07/01     Merrill Lynch     6,101,000   $99.74 $6,085,320    2.44%   0.25%
Occidental Petroleum                     1   11/29/01  11/29/01    JP Morgan Chase    2,800,000   $99.88 $2,796,752    1.12%   0.12%
Cingular Wireless                        1   12/06/01  12/06/01    JP Morgan Chase    2,800,000   $99.59 $2,788,408    0.37%   0.12%
                                                                    Salomon Smith
Olin Corporate Bonds                     1   12/06/01  12/06/01        Barney         2,433,000  $100.00 $2,433,000    1.22%   0.10%
Pemex Master Trust, 8.625%,                                         Salomon Smith
 02/01/2022                              3   01/25/02  01/25/02        Barney         6,389,000   $98.88 $6,317,188    0.13%   0.27%
Target Corporation, 5.875%,                                         Salomon Smith
 03/01/2012                              1   03/04/02  03/04/02        Barney         2,581,000   $99.66 $2,572,199    0.03%   0.11%
Weyerhaeuser Corporation, 7.375%,
 3/15/2032                               3   03/06/02  03/06/02    JP Morgan Chase    1,481,000   $98.70 $1,461,791    0.01%   0.06%
Gannett Company, Inc., 6.375%,
 04/01/2012                              1   03/11/02  03/11/02    JP Morgan Chase    2,652,000   $99.74 $2,645,184    0.53%   0.11%
General Electric Capital
 Corporation, 6.75%, 013/15/2032         1   03/13/02  03/13/02     Lehman Bros.      14,604,000  $99.88 $14,587,059   0.29%   0.63%

NATIONS TAX-EXEMPT
State of California 2001-02 Revenue
 Anticipation Notes, BMS Index Notes
 Series A                                4   09/25/01  09/25/01     Lehman Bros      5,000,000   100.00 $5,000,000     0.13%   0.18%
State of California 2001-02 Revenue
 Anticipation Notes, BMS Index Notes
 Series B                                4   09/25/01  09/25/01     Lehman Bros      5,000,000   100.74 $5,037,050     0.50%   0.18%
State of California 2001-02 Revenue
 Anticipation Notes, BMS Index Notes
 Series C                                4   09/25/01  09/25/01     Lehman Bros      40,000,000  100.00 $40,000,000    4.71%   1.46%

NATIONS VALUE
Principal Financial Group                1   10/22/01  10/22/01     Goldman Sachs       117,200   $18.50 $2,168,200    2.17%   0.25%
Anthem, Inc.                             1   10/29/01  10/29/01     Goldman Sachs        24,094   $36.00  $867,384     1.81%   0.10%
Prudential Financial                     1   12/12/01  12/12/01     Lehman Bros.        121,470   $27.50 $3,340,425    3.04%   0.35%
                                                                    Salomon Smith
Gap, Inc cvbd, 5.75%, 03/15/09           3   02/28/02  02/28/02       Barney          2,303,000  $100.00 $2,303,000    0.19%   0.36%
                                                                    Salomon Smith
Travelers Property Casualty  Corp        1   03/21/02  03/21/02       Barney            287,100   $18.50 $5,311,350    2.53%   0.81%

NATIONS MIDCAP GROWTH
Instinet Group Inc.                      1   05/17/01  05/17/01    CS First Boston       64,860   $14.50  $940,470     0.24%   0.16%
Anthem, Inc.                             1   10/25/01  10/25/01     Goldman Sachs        18,189   $36.00  $654,804     0.33%   0.09%

NATIONS INTERMEDIATE MUNICIPAL
Chicago Housing Authority                4   11/16/01  11/16/01     Lehman Bros.      5,000,000  $107.72 $5,385,950    1.85%   2.52%

NATIONS SHORT-TERM MUNICIPAL
California Rev Antic Notes               4   10/04/01  10/04/01     Lehman Bros.      5,000,000  $100.00 $5,000,000    0.59%   2.03%
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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the
Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).